UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

FORM 8-K
__________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2016

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
______________________________________________________

Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
The information in this Report set forth under Item 2.03 is incorporated herein by reference.
ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF –
BALANCE SHEET ARRANGEMENT OF REGISTRANT
353 Sacramento Mortgage Loan
On October 14, 2016, KBS Strategic Opportunity REIT, Inc. (the “Company”), through an indirect wholly owned subsidiary, entered into a two-year secured mortgage loan with Royal Bank of Canada, an unaffiliated lender, for borrowings of up to $115.5 million secured by 353 Sacramento (the “353 Sacramento Mortgage Loan”). As of October 14 2016, $85.5 million had been disbursed to the Company with the remaining $30.0 million available for future disbursements to be used for tenant improvements, leasing commissions and capital improvements, subject to certain terms and conditions contained in the loan documents. The 353 Sacramento Mortgage Loan matures on October 14, 2018 with three one-year extension options, subject to certain conditions contained in the loan documents and the payment of an extension fee of 0.25% of the outstanding principal balance with respect to the second and third extension options. The 353 Sacramento Mortgage Loan bears interest at a floating rate of 275 basis points over one-month LIBOR. The borrower entered into an interest rate cap that effectively limits one-month LIBOR on $115.5 million of the outstanding loan balance at 3.00% effective October 14, 2016 through October 14, 2018. Monthly payments are interest-only with the entire unpaid principal balance and all outstanding interest and fees due at maturity. The Company has the right to prepay the loan in whole at any time or in part from time to time to the extent necessary, subject to the payment of certain expenses potentially incurred by the lender as a result of the prepayment, the payment of a prepayment premium and certain other conditions contained in the loan documents.
KBS SOR Properties, LLC, a separate wholly owned subsidiary of the Company through which the Company indirectly owns all of its real estate assets (“KBS SOR Properties”), provided a limited guaranty of the 353 Sacramento Mortgage Loan with respect to certain potential deficiencies, losses or damages suffered by the lender resulting from certain intentional acts committed by the borrower or KBS SOR Properties in violation of the loan documents, or in the event of certain bankruptcy or insolvency proceedings involving the borrower or KBS SOR Properties.
As a condition to the 353 Sacramento Mortgage Loan, the borrowing subsidiary amended its operating agreement to appoint two independent managers.  The independent managers have consent rights with respect to (i) the consolidation or merger of the borrower into another entity if the 353 Sacramento Mortgage Loan will not be paid off in connection with such merger or consolidation, (ii) the sale of the borrower’s assets if the 353 Sacramento Mortgage Loan will not be paid off in connection with such a sale and (iii) the institution of voluntary (or the consent to involuntary) bankruptcy or similar creditor-protection proceedings.  Such consent rights will only apply as long as the 353 Sacramento Mortgage Loan remains outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: October 14, 2016	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary